Exhibit 10.1

August 17, 2026

Walter Czarnecki

Walter.Czarnecki@gmail.com

Re: Share Exchange

Dear Mr. Czarnecki:

This letter agreement sets forth the agreement of the parties that you (sometimes referred to hereinafter as “Czarnecki”) will exchange the 100 shares (the “Czarnecki OMX Shares”) of Series A preferred stock of OMX Holdings, Inc., a Georgia corporation (“OMX”) held by you in exchange for 25,096 shares (the “Exchange Shares”) of the Common Stock, par value $0.01 per share, of Acorn Energy, Inc., a Delaware corporation (“Acorn”).

1. Share Exchange. Subject to the terms and conditions of this letter agreement, Czarnecki hereby agrees to exchange the Czarnecki OMX Shares and all right, title and interest which Czarnecki may have in and to the equity of OMX, including any and all accrued dividends on the Czarnecki OMX Shares (approximately $28,500), in exchange for the Exchange Shares, and Acorn agrees to issue the Exchange Shares to Czarnecki.

2. Closing. The closing shall take place as soon as practicable. At the closing (a) Czarnecki shall deliver to Acorn an originally executed share transfer form in the form attached hereto as Exhibit A (the “Stock Power”), relating to the Czarnecki OMX Shares, and (b) Acorn shall cause the issuance by its transfer agent of a book-entry account for the Exchange Shares and the delivery of evidence thereof to Czarnecki.

3. Restricted Securities. Czarnecki acknowledges that the Exchange Shares to be issued to him by Acorn will be “restricted securities” and will not be registered under the federal securities laws, and therefore will bear a restrictive legend to that effect. Under the provisions of Rule 144(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), Czarnecki must hold and not resell any of the Exchange Securities for a minimum period of six months from the date of the closing. After such six month period, the Exchange Securities may be resold if Acorn has filed all required quarterly and annual reports with the SEC during the 12 months preceding such sale. After one year from the date of the closing, the Exchange Shares may be resold without fulfillment of any additional conditions.

4. Representations and Warranties of Czarnecki. Czarnecki hereby represents and warrants to Acorn as follows:

(a) Ownership of the Czarnecki OMX Shares. Czarnecki is the beneficial and record owner of and has good, valid and marketable title to all of the Czarnecki OMX Shares, free and clear of all liens, mortgages, charges or other encumbrances and any preemptive or subscription rights.

(b) Investment Intent. The Exchange Shares which are being acquired by Czarnecki in exchange for the Czarnecki OMX Shares are being acquired for Czarnecki’s own account, not as nominee or agent, and not with a view towards the resale or distribution of all or any part of the Exchange Shares. Czarnecki has no current intention of selling, transferring or distributing as a dividend or otherwise any part of the Exchange Shares and has not entered into any agreement or understanding with any party to do so.

(c) Accredited Investor. Czarnecki is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience. Czarnecki, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. Czarnecki is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

5. Representations and Warranties of Acorn. In order to induce Czarnecki to enter into this letter agreement, Acorn hereby represents and warrants to Czarnecki as follows:

(a) Organization, Authority, Qualification. Acorn is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to execute and deliver this letter agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this letter agreement by Acorn and the consummation by Acorn of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acorn.

(b) No Consents. Acorn is not required to obtain any order, consent, approval or authorization of any other person or entity in connection with the issuance of the Exchange Shares in exchange for the Czarnecki OMX Shares.

(c) Acorn Common Stock; Issuance of the Exchange Shares. As of the date hereof and prior to the issuance of the Exchange Shares, there are 2,509,618 shares of Acorn Common Stock outstanding. The Exchange Shares, when issued, will be duly authorized by all necessary corporate action by Acorn, and will be duly and validly issued, fully paid and non-assessable shares of Common Stock of Acorn.

6. Further Assurances. Czarnecki and Acorn shall execute and deliver such further instruments of conveyance, transfer and assignment, cooperate and assist in providing information for making and completing regulatory filings, and take such other actions as Czarnecki or Acorn, as the case may be, may reasonably require of the other party to evidence or effectuate the transactions contemplated hereunder.

7. Amendment. This letter agreement may not be amended or otherwise modified, except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

8. Governing Law. This letter agreement (including the documents and instruments referred to herein) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, as applied to agreements entered into and wholly performed within such State.

9. Entire Agreement. This letter agreement supersedes all prior agreements between the parties hereto with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

If this letter agreement accurately sets forth our agreement, please sign below where indicated.

Sincerely,

ACORN ENERGY, INC.

By:
Name:	Jan Loeb
Title:	CEO

AGREED AND ACCEPTED:

Walter Czarnecki

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned, Walter Czarnecki (“Transferor”), does hereby sell, assign and transfer unto Acorn Energy, Inc., 100 shares of the Series A Preferred Stock of OMX Holdings, Inc., a Georgia corporation (“OMX”), standing in the name of Transferor on the books of OMX (the “Shares”). Transferor hereby irrevocably constitutes and appoints the Secretary of OMX as Transferor’s true and lawful attorney, with full power of substitution, to effectuate the transfer of the Shares on the register of transfers and books of OMX, and hereby ratifies and confirms all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated: As of August ____, 2026

TRANSFEROR:

Walter Czarnecki